Exhibit (a)(5)

                                DWS EQUITY TRUST
                                ----------------

        Amended and Restated Establishment and Designation of Series and
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         Classes of Shares of Beneficial Interest, With $0.01 Par Value
         --------------------------------------------------------------

         WHEREAS, the Trustees of DWS Equity Trust (the "Trust"), acting pursuant to the Trust's Amended and Restated Declaration of Trust (the "Declaration"), dated September 4, 2008, as amended, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a "Series" composed of "Shares") pursuant to one or more designations of series (the "Prior Series Designations") and had previously established and designated one or more classes of Shares (each, a "Class") for some or all of the Series pursuant to one or more designations of classes (the "Prior Class Designations," such Prior Series Designations and Prior Class Designations referred to herein collectively as the "Prior Designations");

         WHEREAS, the Trustees of the Trust, effective January 23, 2009, restated the Trust's Prior Designations, the terms of the restated designation to supersede any terms set forth in the Prior Designations;

         WHEREAS, pursuant to Article VIII, Section 8.2, of the Declaration, the Trustees, at a meeting held on January 22, 2009, authorized the termination of the Series of Shares designated as "DWS Core Plus Allocation Fund," to be effective on June 5, 2009;

         WHEREAS, pursuant to Article VIII, Section 8.2, of the Declaration, the Trustees, at a meeting held on January 22, 2009, authorized the termination of the Series of Shares designated as "DWS Disciplined Long/Short Value Fund," to be effective on June 5, 2009; and

         WHEREAS, pursuant to Article VIII, Section 8.2, of the Declaration, the Trustees, at a meeting held on March 10, 2010, authorized the termination of the Series of Shares designated as "DWS Disciplined Long/Short Growth Fund," to be effective on July 27, 2010.

         NOW THEREFORE, pursuant to Article VIII, Section 8.3 of the Declaration, the Trustees of the Trust, effective on July 27, 2010, hereby amend and restate the Trust's Prior Designations, the terms of which to supersede any terms set forth in the Prior Designations:

         1. The following Series of Shares and Classes thereof are established and designated, the Shares, with $0.01 par value, of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this restated designation:

                  DWS Alternative Asset Allocation Plus Fund
                  ------------------------------------------
                  Class A
                  Class C
                  Class S
                  Institutional Class

                  DWS Disciplined Market Neutral Fund
                  -----------------------------------
                  Class A
                  Class C
                  Class S
                  Institutional Class

                  DWS Select Alternative Allocation Fund
                  --------------------------------------
                  Class A
                  Class C
                  Class S
                  Institutional Class


         2. For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust's Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law. The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust's registration statement under the Securities Act of 1933, as amended, as such prospectus or statement of additional information may be further supplemented from time to time.

         3. The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

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


IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 10th day of March 2010.

/s/John W. Ballantine                    /s/Henry P. Becton, Jr.
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John W. Ballantine, Trustee              Henry P. Becton, Jr., Trustee

/s/Dawn-Marie Driscoll                   /s/Keith R. Fox
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Dawn-Marie Driscoll, Trustee             Keith R. Fox, Trustee

/s/Paul K. Freeman                       /s/Kenneth C. Froewiss
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Paul K. Freeman, Trustee                 Kenneth C. Froewiss, Trustee

/s/Ingo Gefeke                           /s/Richard J. Herring
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Ingo Gefeke, Trustee                     Richard J. Herring, Trustee

/s/William McClayton                     /s/Rebecca W. Rimel
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William McClayton, Trustee               Rebecca W. Rimel, Trustee

/s/William N. Searcy, Jr.                /s/Jean Gleason Stromberg
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William N. Searcy, Jr., Trustee          Jean Gleason Stromberg, Trustee

/s/Robert H. Wadsworth
-----------------------------------
Robert H. Wadsworth, Trustee


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